Exhibit 99.1

Instacart Announces Second Quarter 2026 Financial Results
GTV grew 14% year-over-year and total revenue grew 14% year-over-year
GAAP net income of $111 million; Adjusted EBITDA of $313 million, up 19% year-over-year
San Francisco - August 6, 2026 - Instacart (NASDAQ: CART) today released financial results for its second quarter ended June 30, 2026.

“Our business is performing incredibly well. We’ve meaningfully accelerated our growth over the past three quarters, including a strong Q2 where we grew GTV 14% year-over-year. We're attracting and engaging more customers across our marketplace and enterprise platform, which creates more value for retailers, brands, and shoppers," said Chris Rogers, CEO. "We're continuing to improve the customer experience on our leading online grocery marketplace, accelerate adoption of our enterprise technologies with retailers, and expand the breadth and depth of our advertising ecosystem. Together, these capabilities reinforce one another and give us further confidence in our runway ahead.“

“Our Q2 results reflect broad-based strength across our platform and our operating model. In particular, we delivered double-digit GTV and total revenue growth, with advertising and other revenue up 16% year-over-year, once again outpacing GTV growth," said Emily Reuter, CFO. "We’re continuing to drive efficiencies and reinvest in growth, all while continuing to deliver strong net income and expanding Adjusted EBITDA and operating cash flow year-over-year. We’re also well on track to return the majority of free cash flow to shareholders via share repurchases in 2026.”

Second Quarter 2026 Financial Highlights
•GTV of $10,351 million, up 14% year-over-year.
•Orders of 90.3 million, up 9% year-over-year.
•Total revenue of $1,043 million, up 14% year-over-year, representing 10.1% of GTV.
•Transaction revenue of $746 million, up 13% year-over-year, representing 7.2% of GTV.
•Advertising and other revenue of $297 million, up 16% year-over-year, representing 2.9% of GTV.
•GAAP gross profit of $751 million, up 11% year-over-year, representing 7.3% of GTV and 72% of total revenue.
•GAAP net income of $111 million, down 4% year-over-year, representing 1.1% of GTV and 11% of total revenue.
•Adjusted EBITDA of $313 million, up 19% year-over-year, representing 3.0% of GTV and 30% of total revenue.
•Operating cash flow of $493 million, up 143% year-over-year, and free cash flow of $480 million, up 156% year-over-year.
•Repurchased $325 million in shares and ended the quarter with $1 billion in cash and similar assets.

	Three Months Ended June 30,
	2025	2026	% Change

	(in millions, except percentages)
GTV	$9,081	$10,351	14%
Orders	82.7	90.3	9%
Total revenue	$914	$1,043	14%
GAAP gross profit	$678	$751	11%
GAAP gross margin	74%	72%
GAAP gross profit as a percent of GTV	7.5%	7.3%
GAAP net income	$116	$111	(4)%
GAAP net income as a percent of total revenue	13%	11%
GAAP net income as a percent of GTV	1.3%	1.1%
Adjusted EBITDA (1)	$262	$313	19%
Adjusted EBITDA margin (1)	29%	30%
Adjusted EBITDA as a percent of GTV (1)	2.9%	3.0%
Net cash provided by operating activities	$203	$493	143%
Free cash flow (1)	$187	$480	156%
___________
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA as a percent of GTV, and free cash flow are non-GAAP financial measures. For more information regarding our use of these measures and reconciliations to the most directly comparable financial measures calculated in accordance with GAAP, see the section titled “Non-GAAP Financial Measures” and the reconciliations presented at the end of this press release.
Operational Highlights
•We attracted and engaged more customers across our marketplace and enterprise platform. Over the past three quarters, we’ve activated net-new customers at our fastest year-over-year growth rates since 2022.
•Advanced order quality through new personalization features, including health tags, nutrition scores, and a new replacement model that better matches customers' dietary preferences.
•Acquired Arpalus, a computer vision company that has developed inventory intelligence technology purpose-built for grocery retail, to further strengthen our real-time view of what’s actually on store shelves.
•Continued to see more retailers move to no markups on our marketplace, including Grocery Outlet, which is eliminating markups nationwide, alongside other regional favorites. New partners, including Ace Hardware, Calgary Co-op, Tractor Supply Company, and World Market are also launching with no markups.
•Continued to drive momentum with our enterprise ecommerce solutions, including Calgary Co-op and Dierbergs launching on Storefront Pro.
•Signed new partners for AI Solutions, our suite of enterprise offerings that bring AI-powered capabilities to our retail partners. Stew Leonard’s, The Save Mart Companies, and Woodman’s will be leveraging our Agentic Analytics solution, while these retailers and Harmon's also signed for our white-label AI assistant.
•Our in-store technologies like Caper, continued to scale with new and existing partners, including Weis Markets and Wakefern in the U.S. and now Morrisons in the U.K. We also expanded FoodStorm, with Costco launching nationwide online ordering and delivery for custom cakes and party platters, and Big Y and Sprouts planning to deploy FoodStorm kiosks for self-service in-store ordering.
•Our AI assistant, currently in pilot, is helping customers efficiently build their baskets - restocking essentials, discovering deals, shopping for recipes, and more. Orders placed with our AI assistant are, on average, larger than our industry-leading $115 average order value.

•Became Google’s first grocery partner to integrate with Gemini. Google users can build a shoppable cart through natural conversation, powered by Instacart. Users can also shop with AI Mode in Google Search.
•Introduced Immersive Feed, a new shoppable short-form vertical video experience to help customers discover products and shop meals and recipes in a format they already enjoy, now available on Instacart.
•Expanded our self-service ad partnership with Pinterest, enabling all brand advertisers to run Pinterest campaigns with our first-party audience data and closed-loop sales analytics.

Third Quarter 2026 Financial Outlook

Our guidance continues to reflect the most up-to-date data available at the time we report earnings.

Starting with our Q3 2026 financial outlook below, we’ve widened our GTV and Adjusted EBITDA guidance ranges to reflect our increased operating scale. We expect to land within the GTV and Adjusted EBITDA guidance ranges we provide, with the midpoint being our best estimate of where we expect to land.

GTV	$10,300 - $10,550 million; $10,425 million at the midpoint.
Adjusted EBITDA	$320 - $340 million; $330 million at the midpoint.

Our GTV outlook represents 14% year-over-year growth at the midpoint and we continue to expect GTV to outpace orders growth. Our Adjusted EBITDA outlook represents 19% year-over-year growth at the midpoint.

For fiscal 2026, we remain committed to steady annual Adjusted EBITDA year-over-year growth at a rate that outpaces GTV growth. We continue to expect this rate of expansion to moderate year-over-year as we reinvest to accelerate across our multiple growth engines and lap some of the more significant operating expense efficiencies realized in 2024 and 2025.

We have not provided the forward-looking GAAP equivalent to our Adjusted EBITDA or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and related payroll tax expenses, certain legal and regulatory accruals and settlements, and reserves for sales and other indirect taxes. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that these reconciling items could have a significant effect on future GAAP results.

Webcast and Conference Call Information

Instacart management will host a conference call to discuss the company’s results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. An audio webcast of the conference call will be available on the company’s Investor Relations website at https://investors.instacart.com/.

About Instacart

Instacart is a leading grocery technology company that partners with more than 2,200 retail banners – representing nearly 100,000 stores – to transform how people shop for the groceries they need from the retailers they trust, while creating flexible earning opportunities for shoppers. Through the Instacart Marketplace, Instacart Enterprise platform, and Instacart Ads ecosystem, the company powers ecommerce, fulfillment, in-store technology, AI offerings, and advertising for partners. For more information, visit www.instacart.com/company. Maplebear Inc. is the registered corporate name of Instacart.

Forward-Looking Statements

This press release and the accompanying oral presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact could be deemed forward-looking, including without limitation statements regarding our financial outlook, including GTV, Adjusted EBITDA, transaction revenue, advertising and other revenue, cost of revenue, and orders, trends in our business and industry, our plans and expectations regarding growth, products, features, and partnerships, including expansion of our capabilities, services, and solutions, the expected benefits of AI and our AI offerings, our strategic priorities, investments, and initiatives, including international expansion, the expected benefits of a recent acquisition, our ability to drive sales and growth for our partners, and activity under our share repurchase program. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

The forward-looking statements contained in this press release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, our ability to forecast our performance; our ability to attract and increase engagement of customers, retailers, brands, and shoppers; the increasing scale, scope, and complexity of our business; evolving and uncertain macroeconomic conditions; our ability to achieve and maintain profitability and profitable growth; competition; and legal and regulatory developments; as well as other risks described from time to time in our filings with the Securities and Exchange Commission (SEC), including in our most recent annual report on Form 10-K or quarterly report on Form 10-Q filed with the SEC.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release and the accompanying oral presentation on information available to us as of the date hereof, and we undertake no obligation to update any forward-looking statements, except as required by law.
Key Business Metrics

We use the following key business metrics to help us evaluate our business, identify trends affecting our performance, formulate business plans, and make strategic decisions:

•Gross Transaction Value (GTV): We define GTV as the value of the products sold through Instacart, including applicable taxes, deposits and other local fees, customer tips, which go directly to shoppers, customer fees, which include flat subscription fees related to Instacart+ that are charged monthly or annually, and other fees. GTV consists of orders including those completed through Instacart Marketplace or services that are part of the Instacart Enterprise platform. We believe that GTV indicates the health of our business, including our ability to drive revenue and profits, and the value we provide to our constituents.

•Orders: We define an order as a completed customer transaction to purchase goods for delivery or pickup primarily from a single retailer through Instacart during the period indicated, including those completed through Instacart Marketplace or services that are part of the Instacart Enterprise platform. We believe that orders are an indicator of the scale and growth of our business as well as the value we bring to our constituents.

Non-GAAP Financial Measures

We use the following non-GAAP financial measures in conjunction with GAAP measures to assess performance, to inform the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to discuss our business and financial performance with our board of directors. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.

Adjusted EBITDA, Adjusted EBITDA as a Percent of GTV, and Adjusted EBITDA Margin. We define Adjusted EBITDA as net income (loss), adjusted to exclude (i) provision for (benefit from) income taxes, (ii) interest income, (iii) other (income) expense, net, (iv) depreciation and amortization expense, (v) stock-based compensation expense, (vi) payroll taxes related to stock-based compensation, (vii) certain legal and regulatory accruals and settlements, net, (viii) reserves for sales and other indirect taxes, net, (ix) acquisition-related expenses, and (x) restructuring charges. We define Adjusted EBITDA margin as Adjusted EBITDA as a percent of total revenue.

Adjusted Cost of Revenue and Adjusted Cost of Revenue as a Percent of GTV. We define adjusted cost of revenue as cost of revenue excluding depreciation and amortization expense and stock-based compensation expense.

Adjusted Operations and Support Expense and Adjusted Operations and Support Expense as a Percent of GTV. We define adjusted operations and support expense as operations and support expense excluding depreciation and amortization expense, stock-based compensation expense, and payroll taxes related to stock-based compensation.

Adjusted Research and Development Expense and Adjusted Research and Development Expense as a Percent of GTV. We define adjusted research and development expense as research and development expense excluding depreciation and amortization expense, stock-based compensation expense, and payroll taxes related to stock-based compensation.

Adjusted Sales and Marketing Expense and Adjusted Sales and Marketing Expense as a Percent of GTV. We define adjusted sales and marketing expense as sales and marketing expense excluding depreciation and amortization expense, stock-based compensation expense, and payroll taxes related to stock-based compensation.

Adjusted General and Administrative Expense and Adjusted General and Administrative Expense as a Percent of GTV. We define adjusted general and administrative expense as general and administrative expense excluding depreciation and amortization expense; stock-based compensation expense; payroll taxes related to stock-based compensation; certain legal and regulatory accruals and settlements, net; reserves for sales and other indirect taxes, net; and acquisition-related expenses.

Adjusted Total Operating Expenses and Adjusted Total Operating Expenses as a Percent of GTV. We define adjusted total operating expenses as the sum of adjusted operations and support expense, adjusted research and development expense, adjusted sales and marketing expense, and adjusted general and administrative expense.

We exclude depreciation and amortization expense and stock-based compensation expense from our non-GAAP financial measures as these are non-cash in nature. We exclude payroll taxes related to the vesting and settlement of certain equity awards; certain legal and regulatory accruals and settlements, net; reserves for sales and other indirect taxes, net; acquisition-related expenses; and restructuring charges as these are not indicative of our operating performance.

Free Cash Flow. We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment, including capitalized internal-use software.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies, which reduce their usefulness as comparative measures. In addition, other companies may not publish these or similar measures. Further, these measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this press release for the reconciliation of GAAP to non-GAAP results.

Contacts

Investor Relations: investors@instacart.com
Press: press@instacart.com

MAPLEBEAR INC. DBA INSTACART
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	As of December 31,	As of June 30,
	2025	2026
ASSETS
Current assets:
Cash and cash equivalents	$637	$757
Short-term marketable securities	50	93
Accounts receivable, net	1,127	979
Restricted cash and cash equivalents, current	172	117
Prepaid expenses and other current assets	213	171
Total current assets	2,199	2,117
Long-term marketable securities	81	35
Restricted cash and cash equivalents, noncurrent	18	—
Property and equipment, net	218	218
Operating lease right-of-use assets	30	27
Intangible assets, net	71	66
Goodwill	393	412
Deferred tax assets, net	664	596
Other assets	14	39
Total assets	$3,687	$3,510
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$70	$62
Accrued and other current liabilities	634	631
Operating lease liabilities, current	3	3
Deferred revenue	211	232
Total current liabilities	917	929
Operating lease liabilities, noncurrent	33	31
Other long-term liabilities	24	27
Total liabilities	974	988
Series A redeemable convertible preferred stock	196	200
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	7,005	7,289
Accumulated other comprehensive loss	(1)	(7)
Accumulated deficit	(4,486)	(4,959)
Total stockholders’ equity	2,518	2,322
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$3,687	$3,510
Note: Due to rounding, numbers presented may not sum precisely to the totals presented.

MAPLEBEAR INC. DBA INSTACART
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except share amounts, which are reflected in thousands, and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2026	2025	2026
Revenue	$914	$1,043	$1,811	$2,062
Cost of revenue	236	292	462	573
Gross profit	678	751	1,350	1,489
Operating expenses:
Operations and support	66	74	140	148
Research and development	166	202	310	366
Sales and marketing	217	233	434	463
General and administrative	106	98	231	186
Total operating expenses	554	608	1,115	1,164
Income from operations	124	143	234	325
Other income (expense), net	3	(1)	3	(1)
Interest income	15	5	29	11
Income before provision for income taxes	142	147	266	335
Provision for income taxes	26	36	43	80
Net income	$116	$111	$222	$256
Accretion related to Series A redeemable convertible preferred stock	(2)	(2)	(5)	(5)
Net income attributable to common stockholders, basic	$114	$109	$218	$251
Accretion related to Series A redeemable convertible preferred stock	2	2	5	5
Net income attributable to common stockholders, diluted	$116	$111	$222	$256
Net income per share attributable to common stockholders:
Basic	$0.43	$0.46	$0.83	$1.06
Diluted	$0.41	$0.45	$0.79	$1.02
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	262,588	234,928	262,511	237,089
Diluted	281,293	248,935	282,117	251,254
Note: Due to rounding, numbers presented may not sum precisely to the totals presented.

MAPLEBEAR INC. DBA INSTACART
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2026	2025	2026
OPERATING ACTIVITIES
Net income	$116	$111	$222	$256
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	21	32	40	62
Stock-based compensation expense	105	142	172	221
Impairments of long-lived assets and other assets	5	—	11	6
Provision for bad debts	5	3	9	6
Amortization of operating lease right-of-use assets	3	1	5	2
Deferred income taxes	1	29	(1)	67
Other	(5)	1	(5)	3
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(67)	113	(31)	141
Prepaid expenses and other assets	18	29	46	21
Accounts payable	(10)	14	(12)	(8)
Accrued and other current liabilities	10	18	32	(34)
Deferred revenue	1	1	18	20
Operating lease liabilities	(2)	—	(6)	(1)
Other long-term liabilities	1	—	—	—
Net cash provided by operating activities	203	493	501	762
INVESTING ACTIVITIES
Purchases of marketable securities	(82)	(9)	(144)	(13)
Maturities of marketable securities	47	3	127	15
Purchases of property and equipment, including capitalized internal-use software	(16)	(13)	(34)	(29)
Acquisitions of businesses, net of cash acquired	(105)	(29)	(105)	(29)
Other investing activities	(1)	—	(1)	—
Net cash used in investing activities	(157)	(49)	(156)	(56)
FINANCING ACTIVITIES
Taxes paid related to net share settlement of equity awards	(6)	(4)	(14)	(8)
Proceeds from exercise of stock options	2	1	6	4
Changes in advances from payment card issuer	(5)	3	43	34
Repurchases of common stock	(121)	(324)	(210)	(683)
Other financing activities	—	(2)	—	(2)
Net cash used in financing activities	(129)	(327)	(175)	(655)
Effect of foreign exchange on cash, cash equivalents, and restricted cash and cash equivalents	5	(3)	5	(3)
Net increase (decrease) in cash, cash equivalents, and restricted cash and cash equivalents	(77)	115	176	47
Cash, cash equivalents, and restricted cash and cash equivalents - beginning of period	1,703	758	1,449	827
Cash, cash equivalents, and restricted cash and cash equivalents - end of period	$1,625	$874	$1,625	$874
Note: Due to rounding, numbers presented may not sum precisely to the totals presented.

MAPLEBEAR INC. DBA INSTACART
KEY BUSINESS METRICS AND RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(unaudited, in millions, except percentages)

	Three Months Ended June 30,
	2025	2026
GTV	$9,081	$10,351
Orders	82.7	90.3
Net income	$116	$111
Provision for income taxes	26	36
Interest income	(15)	(5)
Other expense (income), net	(3)	1
Depreciation and amortization expense	21	32
Stock-based compensation expense	105	142
Payroll taxes related to stock-based compensation (1)	5	6
Certain legal and regulatory accruals and settlements, net (2)	6	(13)
Reserves for sales and other indirect taxes, net (3)	—	1
Acquisition-related expenses	—	3
Adjusted EBITDA	$262	$313
Net income as a percent of GTV	1.3%	1.1%
Adjusted EBITDA as a percent of GTV	2.9%	3.0%
Total revenue	$914	$1,043
Net income as a percent of total revenue	13%	11%
Adjusted EBITDA margin	29%	30%
(1) Represents employer payroll taxes related to the vesting and settlement of certain equity awards.
(2) Represents certain legal, regulatory, and policy expenses, including those related to worker classification, as well as non-recurring intellectual property matters and regulatory settlements.
(3) Represents sales and other indirect tax reserves, net of abatements, for periods in which we were unable to collect such taxes from customers. We believe this adjustment is useful for investors in understanding our underlying operating performance because in these cases, the taxes were not intended to be a cost to us but rather are to be borne by the customers.

Note: Due to rounding, numbers presented may not sum precisely to the totals presented.

MAPLEBEAR INC. DBA INSTACART
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(unaudited, in millions, except percentages)

	Three Months Ended
	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,
	2025	2025	2025	2026	2026
Cost of revenue	$236	$247	$275	$281	$292
Depreciation and amortization expense	(15)	(20)	(20)	(24)	(26)
Stock-based compensation expense	(2)	(3)	(2)	(2)	(3)
Adjusted cost of revenue	$218	$225	$253	$255	$262
Cost of revenue as a percent of GTV	2.6%	2.7%	2.8%	2.7%	2.8%
Adjusted cost of revenue as a percent of GTV	2.4%	2.5%	2.6%	2.5%	2.5%

Operations and support expense	$66	$62	$71	$74	$74
Depreciation and amortization expense	—	—	(1)	(1)	(1)
Stock-based compensation expense	(4)	(3)	(4)	(3)	(5)
Adjusted operations and support expense	$61	$58	$67	$70	$68
Operations and support expense as a percent of GTV	0.7%	0.7%	0.7%	0.7%	0.7%
Adjusted operations and support expense as a percent of GTV	0.7%	0.6%	0.7%	0.7%	0.7%

Research and development expense	$166	$169	$170	$164	$202
Depreciation and amortization expense	(2)	(2)	(2)	(2)	(2)
Stock-based compensation expense	(58)	(56)	(55)	(46)	(84)
Payroll taxes related to stock-based compensation (1)	(2)	(2)	(2)	(4)	(4)
Adjusted research and development expense	$103	$109	$112	$111	$113
Research and development expense as a percent of GTV	1.8%	1.8%	1.7%	1.6%	2.0%
Adjusted research and development expense as a percent of GTV	1.1%	1.2%	1.1%	1.1%	1.1%

Sales and marketing expense	$217	$206	$214	$230	$233
Depreciation and amortization expense	(2)	(3)	(2)	(2)	(3)
Stock-based compensation expense	(18)	(13)	(16)	(10)	(22)
Payroll taxes related to stock-based compensation (1)	(1)	(1)	—	(1)	(1)
Adjusted sales and marketing expense	$197	$191	$195	$217	$208
Sales and marketing expense as a percent of GTV	2.4%	2.3%	2.2%	2.2%	2.3%
Adjusted sales and marketing expense as a percent of GTV	2.2%	2.1%	2.0%	2.1%	2.0%

MAPLEBEAR INC. DBA INSTACART
RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED)
(unaudited, in millions, except percentages)

	Three Months Ended
	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,
	2025	2025	2025	2026	2026
General and administrative expense	$106	$87	$163	$88	$98
Depreciation and amortization expense	(1)	(1)	(1)	(1)	(1)
Stock-based compensation expense	(23)	(7)	(21)	(19)	(27)
Payroll taxes related to stock-based compensation (1)	(1)	(1)	—	(1)	(1)
Certain legal and regulatory accruals and settlements, net (2)	(6)	(2)	(78)	(1)	13
Reserves for sales and other indirect taxes, net (3)	—	1	1	—	(1)
Acquisition-related expenses	—	—	(1)	(1)	(3)
Adjusted general and administrative expense	$74	$78	$63	$65	$79
General and administrative expense as a percent of GTV	1.2%	1.0%	1.7%	0.9%	0.9%
Adjusted general and administrative expense as a percent of GTV	0.8%	0.8%	0.6%	0.6%	0.8%

Total operating expenses	$554	$525	$619	$556	$608
Depreciation and amortization expense	(6)	(6)	(6)	(6)	(6)
Stock-based compensation expense	(103)	(79)	(96)	(78)	(139)
Payroll taxes related to stock-based compensation (1)	(5)	(3)	(3)	(6)	(6)
Certain legal and regulatory accruals and settlements, net (2)	(6)	(2)	(78)	(1)	13
Reserves for sales and other indirect taxes, net (3)	—	1	1	—	(1)
Acquisition-related expenses	—	—	(1)	(1)	(3)
Adjusted total operating expenses	$434	$436	$436	$463	$468
Total operating expenses as a percent of GTV	6.1%	5.7%	6.3%	5.4%	5.9%
Adjusted total operating expenses as a percent of GTV	4.8%	4.8%	4.4%	4.5%	4.5%
(1) Represents employer payroll taxes related to the vesting and settlement of certain equity awards.
(2) Represents certain legal, regulatory, and policy expenses, including those related to worker classification, as well as non-recurring intellectual property matters and regulatory settlements.
(3) Represents sales and other indirect tax reserves, net of abatements, for periods in which we were unable to collect such taxes from customers. We believe this adjustment is useful for investors in understanding our underlying operating performance because in these cases, the taxes were not intended to be a cost to us but rather are to be borne by the customers.

	Three Months Ended
	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,
	2025	2025	2025	2026	2026
Net cash provided by operating activities	$203	$287	$184	$268	$493
Purchases of property and equipment, including capitalized internal-use software	(16)	(15)	(12)	(16)	(13)
Free cash flow	$187	$272	$171	$253	$480
Note: Due to rounding, numbers presented may not sum precisely to the totals presented.